UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 13, 2015, Citi Trends, Inc. (the “Company”) issued a press release reporting its financial results for its fourth quarter and fiscal year ended January 31, 2015 (the “Earnings Release”). A copy of the Earnings Release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1, the contents of which are incorporated herein solely for purposes of this Item 2.02 disclosure.

The information in this Item 2.02, including the Earnings Release attached to this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 2.02, including the Earnings Release, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, the Board of Directors of the Company promoted Jason T. Mazzola to the position of President and Chief Executive Officer, effective March 22, 2015 in connection with R. Edward Anderson’s retirement as Chief Executive Officer as described below.  Mr. Mazzola, age 45, has served as the Executive Vice President and Chief Merchandising Officer of the Company since February 2012. From May 2011 to February 2012, Mr. Mazzola was the Chief Merchandising Officer of ideeli Inc., an online apparel retailer.  From November 2009 to May 2011, Mr. Mazzola served as a consultant and Executive Vice President of Sales and Design for Long Street Industries Inc., an apparel wholesaler.  From 2001 to 2009, as well as from 1993 to 1996, Mr. Mazzola was employed in various merchandising positions with TJX Companies, Inc., including Senior Vice President/General Merchandise Manager-Ladies Sportswear, Shoes, Domestics and Giftware of the A. J. Wright division.

In connection with his promotion to President and Chief Executive Officer, Mr. Mazzola will receive a salary of $500,000 per year and will be eligible to receive an annual cash bonus equal to 100% of that amount upon achievement of certain performance targets, which include the attainment of certain earnings targets for the Company, with the potential to receive an annual cash bonus in excess of such amount to the extent performance targets are exceeded.  Mr. Mazzola will also continue to be eligible to participate in the Company’s annual equity incentive award program and to receive the same employee benefits he received as Executive Vice President and Chief Merchandising Officer of the Company.

In addition, on March 12, 2015, the Board of Directors promoted Bruce D. Smith to the position of Chief Operating Officer, effective March 22, 2015.  Mr. Smith, age 56, has served as our Executive Vice President and Chief Financial Officer since March 2010 and as our Senior Vice President and Chief Financial Officer since April 2007. From 2005 to March 2007, Mr. Smith served as Executive Vice President, Chief Financial Officer and Treasurer of Hancock Fabrics, Inc. (“Hancock”), a specialty retailer of fabrics and related accessories, and served as the Senior Vice President, Chief Financial Officer and Treasurer of Hancock from 1996 until 2005. From 1991 to 1996, Mr. Smith served as Executive Vice President and Chief Financial Officer of Fred’s, Inc. From 1980 to 1991, Mr. Smith was a Senior Manager with Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Smith is a certified public accountant.  He will continue to serve as the Executive Vice President, Chief Financial Officer and Secretary of the Company, in addition to his new role as Chief Operating Officer.

In connection with his promotion, Mr. Smith will receive a salary of $450,000 per year and will be eligible to receive an annual cash bonus equal to 80% of that amount upon achievement of certain performance targets, which include the attainment of certain earnings targets for the Company, with the potential to receive an annual cash bonus in excess of such amount to the extent performance targets are exceeded.  Mr. Smith will also continue to be eligible to participate in the Company’s annual equity incentive award program and to receive the same employee benefits he received as Executive Vice President, Chief Financial Officer and Secretary of the Company.

R. Edward Anderson will retire from the position of Chief Executive Officer effective March 21, 2015, but will continue as an employee of the Company, serving as Executive Chairman of the Board of Directors.  In connection with his position as Executive Chairman, Mr. Anderson will receive a salary of $350,000 per year and will be eligible to receive an annual cash bonus equal to 100% of that amount upon achievement of certain performance targets, which include the attainment of certain earnings targets for the Company, with the potential to receive an annual cash bonus in excess of such amount to the extent performance targets are exceeded.  Mr. Anderson will also be eligible to participate in the Company’s annual equity incentive award program payable to the Company’s outside directors and will otherwise continue to receive the same employee benefits he received as Chief Executive Officer.

Mr. Mazzola will continue to be subject to his existing Employment Non-Compete, Non-Solicit and Confidentiality Agreement and Severance Agreement, each of which he entered into with the Company on February 13, 2012.  These agreements were filed as Exhibits 10.24 and 10.25, respectively, to the Company’s Annual Report on Form 10-K for the year ended January 28, 2012.  Mr. Smith will continue to be subject to his existing Employment Non-Compete, Non-Solicit and Confidentiality Agreement and Severance Agreement, each of which he entered into with the Company on May 1, 2013.  These agreements were filed as Exhibits 10.1 and 10.5, respectively, to the Company’s quarterly Report on Form 10-Q for the quarter ended August 3, 2013.  Mr. Anderson will continue to be subject to his existing Employment Non-Compete, Non-Solicit and Confidentiality Agreement and Severance Agreement, each of which he entered into with the Company on February 7, 2012.  These agreements were filed as Exhibits 10.21 and 10.22, respectively, to the Company’s Annual Report on Form 10-K for the year ended January 28, 2012.

Also on March 12, 2015, in accordance with the Company’s bylaws, the Board of Directors approved an increase in the total number of directors to serve on the Board of Directors to six, and appointed Mr. Mazzola to serve as a Class I director, both such actions effective March 12, 2015.  Mr. Mazzola will not sit on any of the audit, compensation or nominating and corporate governance committees of the Board and is not expected to sit on any other committee at this time.  Mr. Mazzola will not receive additional compensation for his services as a director.

On March 13, 2015, the Company issued a press release announcing Mr. Mazzola’s and Mr. Smith’s promotions and Mr. Anderson’s retirement, which press release is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Earnings Release dated March 13, 2015

99.2	Press Release, dated March 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: March 13, 2015
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Earnings Release dated March 13, 2015

99.2	Press Release dated March 13, 2015